Exhibit 1.1


                                EQUITY INVESTOR FUND

                  EQUITY PARTICIPATION SERIES - LOW FIVE PORTFOLIO

                                DEFINED ASSET FUNDS



                             REFERENCE TRUST INDENTURE

                             Dated as of July 23, 1997

     This Trust Indenture (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust Effective October 21, 1993" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                               WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Sponsors, the Trustee and the Evaluator agree as follows:

                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

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                                   Part II

                    SPECIAL TERMS AND CONDITIONS OF TRUST

       The following special terms and conditions are hereby agreed to:

          (a) The Sponsors are Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Dean Witter Reynolds Inc.

          (b) The Trustee is The Chase Manhattan Bank. The Evaluator is Interactive Data Services, Inc.

          (c) The Trust is organized as a Grantor Trust for Federal tax purposes.

          (d)       Units must not be held in certificated form.

          (e) A new term "Initial Deposit Certificate" is added to read as follows:

          The certificate described in Section 2.02(a) relating to the initial deposit of Securities into the Trust on the Date of Deposit.

          (f)       A new term "Call Option" is added to read as follows:

          A call option held in the Trust's portfolio and evidenced by a Master Agreement and supplemental schedule and Confirmation in the forms of Exhibits A through D hereto.

          (g)       The term "Date of Deposit" is amended to read as follows:
The date on which the Sponsors first deposit Securities in the Trust.

          (h)       Section 2.02(a) is amended to read as follows:

          (a) Creation of the Trust; Initial Deposit. (1) The Trustee acknowledges that cash in the amount of $10 has been deposited with it by the Sponsors on the date hereof.

          (2) The Trustee is authorized and directed by the Sponsors to execute and deliver on the date hereof a Master Agreement and supplemental schedule with Swiss Bank Corporation and Swiss Re Financial Products substantially in the form of Exhibits A and B hereto, respectively.

          (3) In connection with the initial deposit of Securities into the Trust on the Date of Deposit, the Sponsors and the Trustee shall execute an Initial Deposit Certificate specifying, by reference to the Trust's Prospectus, the description and quantity of Securities, letters of credit and cash being deposited and the number of Units to be issued. Execution of the Initial Deposit Certificate shall be deemed an acknowledgment by the Trustee that the Securities and cash identified therein have been deposited with the Trustee and that any contracts to purchase the Securities have been assigned to the Trustee. The Trustee shall, on the Date of Deposit, deliver to, or assign in the name of or on the order of, the Sponsors the number of Units so specified in the Initial Deposit Certificate.

          (4) The Trustee is authorized and directed by the Sponsors to execute and deliver on the Date of Deposit, and on the date of any subsequent deposit hereunder pursuant to Section 2.02(b), Confirmations under the

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

aforesaid Master Agreements with the Swiss Bank Corporation and Swiss Re Financial Products in substantially the forms of Exhibits C and D hereto, respectively, but with such changes thereto as the Sponsors shall authorize and approve, and such other documentation as the Sponsors shall instruct as necessary to effect the deposit of Securities into the Trust.

          (i) The first sentence of Section 3.08(a) is amended to read as follows:

          (a) The Sponsors by written notice may (and shall, if requested by the Trustee, provide direction as to price, time and manner of any sale) direct the Trustee to sell any Security at a price and time and in a manner (including, without limitation, the execution and delivery of documentation necessary to effect such sale) deemed appropriate by the Sponsors to meet redemtions pursuant to Section 5.02 or 5.03 or if the Sponsors shall have determined with respect to such Security that any one or more of the following conditions exist:

          (j) The "Trustee Expense Limit" shall mean the amount set forth as such in the Initial Deposit Certificate.

          (k) Section 8.01 shall be amended to add the following para-graphs:

          (o) With respect to any calculations required to be made by the Trustee as Calculation Agent, or otherwise, under the Master Agreements, supplemental schedules or Confirmations attached as Exhibits A through D, the Trustee is authorized to rely conclusively upon calculations which shall be prepared by the Agent for the Sponsors and the Trustee shall have no liability for such calculations.

          (p) The Trustee shall rely upon the direction of the Agent for the Sponsors as to (i) any action to be taken by the Trustee in connection with the obligation of Swiss Bank Corporation or Swiss Re Financial Products to provide collateral security in accordance with the Confirmations (including, without limitation, the monitoring of the Debt Rating of such parties) or (ii) any action to be taken in connection with a default or Early Termination of the Transactions entered into or assumed by the Trustee pursuant to the Confirmations.

          (l)       Section 3.08 is amended to add the following paragraph
(d):

          (d) Prior to, but not more than 20 Business Days before the expiration of any Call Option held by the Trust, the Agent for the Sponsors shall instruct the Trustee to sell such Call Option in the open market and shall furnish the Trustee with any documents necessary to effect such sale.


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



                             EQUITY INVESTOR FUND

               EQUITY PARTICIPATION SERIES - LOW FIVE PORTFOLIO

                             DEFINED ASSET FUNDS



                         SUPPLEMENTAL TRUST INDENTURE

                                    and

                           INITIAL DEPOSIT CERTIFICATE

                         Dated as of August 25, 1997



     This Supplemental Trust Indenture and Initial Deposit
Certificate supplement the Standard Terms and Conditions and the Reference Trust Indenture for this Trust dated July 23, 1997.



                           WITNESSETH THAT:



     In consideration of the premises and of the mutual agreements herein contained, the Sponsors, the Trustee and the Evaluator agree as follows:

                               Part II

     The following additional special terms and conditions are hereby agreed to:

     (a) On the date of this Supplement, the Securities (or con-tracts for the purchase of such Securities) listed under "Defined Portfolio" in proposed Amendment No. 4 to the Registration Statement of the Trust have been deposited with (or assigned to) the Trustee under this Indenture and the number of Units specified under "State-ment of Condition" in said Amendment have been delivered to, or assigned in the name of or on the order of, the Sponsors by the Trustee in exchange thereof.

     (b) The Trustee Expense Limit shall initially mean $1.23 per
Unit.

     (c) In connection with the deposit evidenced hereby, the Sponsors authorize and direct the Trustee to execute and deliver (i) the Assignment Agreements among the agent for the Sponsors, the Trustee and, respectively, Swiss Re Financial Products Corporation and Swiss Bank Corporation and (ii) Confirmations containing the same terms as the Confirmations assigned by such Assignment Agreements.



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